Exhibit 99.1

IRADIMED CORPORATION Announces First Quarter 2015 Financial Results

•                  Reports first quarter 2015 non-GAAP diluted EPS of $0.14

•                  Revenue grows 96.5% compared to the same quarter last year

•                  Increases full year 2015 revenue and non-GAAP earnings guidance

•                  Announces second quarter financial guidance

Winter Springs, Florida, April 30, 2015 – IRADIMED CORPORATION (NASDAQ:IRMD), the only known provider of non-magnetic intravenous (IV) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (MRI) procedures, today announced financial results for the three months ended March 31, 2015.

For the first quarter ended March 31, 2015, the Company reported revenue of $7.0 million, an increase of 96.5% compared to $3.6 million for the first quarter of 2014.  Net income was $1.5 million, or $0.12 per diluted share, compared with net income of $0.5 million, or $0.06 per diluted share for the first quarter of 2014.

Gross profit margin was 81.0% for the first quarter of 2015, compared to 81.5% for the first quarter of 2014.  Domestic sales were approximately 90.1% of total revenue for the quarter, compared to 68.8% for the first quarter 2014.

The Company reported non-GAAP income from operations of $2.5 million, compared to $1.0 million in the first quarter of 2014.  Non-GAAP net income was $0.14 per diluted share, compared to $0.07 in the first quarter 2014.  Free cash flow for the quarter was $1.0 million, compared to $0.5 million for the first quarter of 2014.

“I am very pleased with our first quarter performance.  Our revenue came in at the top of the range and we exceeded our non-GAAP EPS guidance.  Demand for our pump systems remains strong and has caused us to increase our outlook for 2015 and accelerate the growth of our sales team.  Our production teams are operating at a high level of efficiency and meeting the challenge of increasing production volumes.  We are also on track for fully resolving the warning letter and completing the review of the 510(k) submission by the end of the second quarter as planned.  Again, I am very pleased with the first quarter and how the rest of 2015 is taking shape,” said Roger Susi, President and Chief Executive Officer of the Company.

Financial Guidance

For the second quarter 2015, the Company expects revenue of approximately $7.1 million to $7.2 million and non-GAAP diluted EPS of $0.14 to $0.15.

The Company increased its full year 2015 revenue guidance and now expects to report revenue of $29.0 million to $30.0 million, an increase from the previous guidance of $28.0 million to $29.0 million.  The Company also increased its full year 2015 non-GAAP diluted earnings per share guidance and now expects non-GAAP diluted earnings per share of $0.57 to $0.59, an increase from the previous guidance of $0.50 to $0.52.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP income from operations, non-GAAP net income and free cash flow are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP income from operations as income from operations excluding stock-based compensation expense. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows.  These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of income from operations, net income, or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, April 30, 2015.  Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 27397485.

The conference call will also be available real-time via the internet at www.iradimed.com/en-us/investors/index.php and selecting Events & Presentation.  A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is the only known provider of non-magnetic intravenous (“IV”) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (“MRI”) procedures. Other electromechanical medical devices and pumps contain magnetic and electronic parts that are potentially dangerous to operate in the presence of the powerful magnet that drives an MRI. Our MRidium 3860+ MRI compatible IV infusion pump system has been designed with non-ferrous parts, ceramic ultrasonic motors, non-magnetic mobile stands and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach to providing IV fluids before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

MRidium is a trademark of IRADIMED CORPORATION.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive clearance of its 510(k) submission, additional actions by or requests from the FDA (including a request to cease domestic distribution of products) and unanticipated costs or delays associated with resolution of these matters; a securities class-action lawsuit that has been filed against the Company in connection with the FDA warning letter and shipment stoppage; our reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter and the related securities class-action lawsuit; potential disruptions in our limited supply chain for our products; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,773,513	$9,454,150
Accounts receivable, net	3,517,255	1,960,214
Investments	7,928,974	7,913,793
Inventory, net	2,229,071	2,125,838
Prepaid expenses and other current assets	205,004	276,540
Prepaid income taxes	11,447	320,941
Deferred income taxes	148,415	116,339
Total current assets	24,813,679	22,167,815
Property and equipment, net	793,339	794,835
Intangible assets, net	186,684	250,836
Deferred income taxes	197,206	76,557
Other assets	20,720	19,676
Total assets	$26,011,628	$23,309,719
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$781,585	$629,167
Accrued payroll and benefits	676,529	1,244,898
Other accrued taxes	16,822	65,790
Warranty reserve	59,180	27,925
Deferred revenue	691,351	308,341
Accrued income taxes	653,414	—
Total current liabilities	2,878,881	2,276,121
Deferred revenue	165,859	142,902
Total liabilities	3,044,740	2,419,023
Stockholders’ equity:
Common stock	1,098	1,082
Additional paid-in capital	16,365,123	15,785,838
Retained earnings	6,612,744	5,125,249
Accumulated other comprehensive income	(12,077)	(21,473)
Total stockholders’ equity	22,966,888	20,890,696
Total liabilities and stockholders’ equity	$26,011,628	$23,309,719

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Revenue	$6,991,705	$3,557,237
Cost of revenue	1,328,180	656,366
Gross profit	5,663,525	2,900,871
Operating expenses:
General and administrative	1,968,017	1,092,695
Sales and marketing	1,088,696	759,789
Research and development	342,301	224,304
Total operating expenses	3,399,014	2,076,788
Income from operations	2,264,511	824,083
Other income, net	46,815	3,452
Income before provision for income taxes	2,311,326	827,535
Provision for income taxes	823,831	304,168
Net income	$1,487,495	$523,367

Net income per share:
Basic	$0.14	$0.07
Diluted	$0.12	$0.06
Weighted average shares outstanding:
Basic	10,906,224	7,000,000
Diluted	11,977,959	8,859,015

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$1,487,495	$523,367
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	43,802	136,971
Provision for excess and obsolete inventory	8,442	—
Depreciation and amortization	51,309	20,768
Stock-based compensation	275,031	162,809
Impairment of intangible assets	55,433	—
Changes in operating assets and liabilities:
Accounts receivable	(1,600,843)	(174,563)
Inventory	(111,675)	(85,826)
Prepaid expenses and other current assets	72,488	40,844
Other assets	(1,996)	(1,688)
Deferred income taxes	(158,510)	(62,248)
Accounts payable	152,418	125,479
Accrued payroll and benefits	(568,369)	(219,097)
Other accrued taxes	(48,968)	(47,196)
Warranty reserve	31,255	—
Deferred revenue	405,967	(16,927)
Accrued income taxes, net of prepaid income taxes	962,908	59,416
Net cash provided by operating activities	1,056,187	462,109
Investing activities:
Purchases of investments	—	(1,237)
Purchases of property and equipment	(40,294)	(4,292)
Capitalized intangible assets	(800)	(3,165)
Net cash used in investing activities	(41,094)	(8,694)
Financing activities:
Proceeds from stock option exercises	191,837	—
Income tax benefits credited to equity	112,433	—
Repayment of officer note payable	—	(6,333)
Net cash provided by (used in) financing activities	304,270	(6,333)
Net increase in cash and equivalents	1,319,363	447,082
Cash and cash equivalents, beginning of period	9,454,150	2,461,559
Cash and cash equivalents, end of period	$10,773,513	$2,908,641
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5,000	$307,000

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Income from Operations

	Three Months Ended March 31,
	2015	2014
Income from operations	$2,264,511	$824,083
Excluding:
Stock-based compensation expense	275,031	162,809
Non-GAAP income from operations	$2,539,542	$986,892

Non-GAAP Net Income and Diluted EPS

	Three Months Ended March 31,
	2015	2014
Net income	$1,487,495	$523,367
Excluding:
Stock-based compensation expense, net of tax expense	176,116	105,218
Non-GAAP net income from operations	$1,663,611	$628,585
Weighted average shares outstanding — diluted	11,977,959	8,859,015
Non-GAAP net income per share — diluted	$0.14	$0.07

Free Cash Flow

	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$1,056,187	$462,109
Less:
Purchases of property and equipment	40,294	4,292
Free cash flow	$1,015,893	$457,817

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com